Exhibit 23.3

Chancery Law Corporation 138 Robinson Roa #26-03 Oxley Tower Singapore 068906 Tel: +65 6236 9350 info@chanceryllc.com | www.chanceryllc.com ACRA/GST No: 200510747D
We do not accept service of court documents by fax.

Sender’s Name	Chua Kern	By	EMAIL ONLY
Sender’s Ref	3337.009	Recipient’s Ref	-
Sender’s DID	6236 9353	Date	31 October 2025
Sender’s Email	chua.kern@chanceryllc.com	No. of Pages	2

SunHo BioTech Group Ltd

4th Floor, Harbour Place

103 South Church Street

P.O. Box 10240

Grand Cayman KY1-1002

Cayman Islands

(the “Company”)

Dear Sirs

Form f-1, as amended and supplemented – letter of consent

1.	We have acted as legal advisors as to the laws of the Republic of Singapore to the Company in connection with the Company’s registration statement on Form F-1 (Registration No. 333-290188), including all amendments or supplements thereto (the “Registration Statement”), as filed with the United States Securities and Exchange Commission, under the United States Securities Act of 1933 (the “Securities Act”), as amended.

2.	We confirm that we do not have any objections to the descriptions of Singapore law and regulations in the Registration Statement, including but not limited to the following headings:

(a)	“Risk Factors – Risks Related to Doing Business in Singapore”;

(b)	“Licenses”;

(c)	“Regulations”;

(d)	“Enforceability of Civil Liabilities – Singapore”,

and elsewhere in the Registration Statement.

Subject Letter to Date	Letter of Consent The Company 31 October 2025

3.	We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to our name in such Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully

/S/ CHANCERY LAW CORPORATION

CHANCERY LAW CORPORATION